UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 6, 2016

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

MutualFirst Financial, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 4, 2016. Holders of record of the Company’s Common Stock at the close of business on March 7, 2016 were entitled to vote on three proposals at the Annual Meeting. The final voting results of each proposal are set forth below.

The following is a record of the votes cast at the Annual Meeting of Stockholders in the election of directors of the Company:

The election of the following persons as directors of the Company for terms to expire in the 2019:	FOR	VOTE WITHHELD	Broker Non-Votes

David W. Heeter	4,546,514	464,271	1,544,449

Edward C. Levy	4,543,695	467,090	1,544,449

Michael J. Marien	4,522,833	487,952	1,544,449

James R. Schrecongost	4,302,918	707,867	1,544,449

	FOR	AGAINST	ABSTAIN	Broker Non-Votes

The adoption of an advisory (non-binding) resolution to approve the Company’s executive compensation as disclosed in the Proxy Statement.	4,170,937	529,058	234,034	1,544,449

	FOR	AGAINST	ABSTAIN	Broker Non-Votes

The ratification of the appointment of BKD, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2016.	6,459,257	10,988	18,896	-0-

As a result of these votes, David W. Heeter, Edward C. Levy, Michael J. Marien and James R. Schrecongost were duly elected as directors of the Company for terms to expire in 2019; the advisory (non-binding) resolution to approve the Company’s executive compensation as disclosed in the Proxy Statement was adopted by the stockholders; and the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was ratified.

Item 7.01.  Regulation FD Disclosure

On May 4, 2016, the Company made a financial presentation at its Annual Meeting of Stockholders. A copy of that presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

On May 6, 2016, the Company issued a press release announcing the actions taken at the 2016 Annual Meeting of Stockholders. The full text of the release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Financial presentation dated May 4, 2016

99.2	Press release dated May 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	May 6, 2016	By:	/s/ David W. Heeter
David W. Heeter

EXHIBIT INDEX

Exhibit No.	Description

99.1	Financial presentation dates May 4, 2016
99.2	Press release dated May 6, 2016